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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


 We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 1996, except Note L for which the date is March 27, 1996 on our audits of the consolidated financial statements of FTP Software, Inc., (the "Company") as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is included in the Company's Annual Report on Form 10-K as amended by Amendment No. 1 on Form 10-K/A for December 31, 1995.


                              /s/ Coopers & Lybrand L.L.P.

                              COOPERS & LYBRAND L.L.P.


 Boston, Massachusetts
 October 22, 1996